EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO PRESENT AT THE
SG COWEN & CO. 4TH ANNUAL CONSUMER CONFERENCE

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – January 3, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it will present at the SG Cowen & Co. 4th Annual Consumer Conference in New York City on January 10, 2006 at 8:30 a.m. Eastern Time.  David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, will be presenting on behalf of the Company.

          The presentation will be webcast on the Company’s website at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link and selecting the “Audio Webcasts” option.  An archive of the webcast will be available following the live presentation through February 9, 2006.

About The Cheesecake Factory

           The Cheesecake Factory Incorporated operates 103 upscale, casual dining restaurants under The Cheesecake Factory ® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale casual dining restaurants under the Grand Lux Cafe ® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe â name.  For more information about The Cheesecake Factory Incorporated, please visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100